Exhibit 10.2

EXECUTION COPY

AMENDMENT, WAIVER AND CONSENT dated as of September 8, 2003 (this “Amendment”), to the Credit Agreement dated as of August 4, 1999, as amended and restated as of February 14, 2003 (the “Credit Agreement”), among ON SEMICONDUCTOR CORPORATION (formerly known as SCG HOLDING CORPORATION) (“Holdings”), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as administrative agent (the “Administrative Agent”).

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Holdings and the Borrower have requested that the Required Amendment Lenders agree to amend and waive certain provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

C. The Required Amendment Lenders are willing to waive such provisions and amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Amendment, “Required Amendment Lenders” means, at any time, (i) the Required Lenders under and as defined in the Credit Agreement, (ii) Lenders under the Credit Agreement having Tranche B Term Loans representing more than 50% of the sum of the outstanding Tranche B Term Loans at such time, (iii) Lenders under the Credit Agreement having Tranche C Term Loans representing more than 50% of the sum of the outstanding Tranche C Term Loans at such time and (iv) Lenders under the Credit Agreement having Tranche D Term Loans representing more than 50% of the sum of the outstanding Tranche D Term Loans at such time.

SECTION 2. Amendments to Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) Section 1.01 is hereby amended by adding the following defined term in the appropriate alphabetical order:

“‘2003 Pension Plan Charge’ means the $21.5 million cumulative effect charge recorded as of January 1, 2003 relating to the change in accounting method for defined benefit pension plan actuarial gains or losses.”

(b) The definition of the term “Consolidated EBITDA” is hereby amended as follows:

(1) by deleting clause (viii) from subsection (a) of the definition thereof and replacing it in its entirety with the following clause:

“(viii) all other noncash expenses or losses of Holdings, the Borrower or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period, with the exception of the 2003 Pension Plan Charge),”;

(2) by deleting the word “and” at the end of clause (ii) of subsection (b) of the definition thereof and replacing it with the text “,”; and

(3) by adding the following clause as a new clause (iv) to subsection (b) of the definition thereof immediately following the words “ordinary course of business)”:

“ and (iv) $1.6 million for each fiscal quarter commencing the fiscal quarter ended April 4, 2003, and for each subsequent fiscal quarter until the entire 2003 Pension Plan Charge has been recouped”.

SECTION 3. Amendments to Section 2.10 (Amortization of Term Loans). Section 2.10 of the Credit Agreement is hereby amended as follows:

(a) Clause (i) of Section 2.10(g) is hereby amended by deleting the word “and” at the end of clause (i) thereof and replacing it with the text “,”.

(b) Clause (ii) of Section 2.10(g) is hereby amended by deleting the text “order.” at the end of clause (ii) thereof and replacing it with the following:

“order and (iii) prepayments shall be applied to reduce the scheduled repayments of Term Borrowings in chronological order to the extent required by Section 2.11(e)(iii).”

SECTION 4. Amendments to Section 2.11 (Prepayment of Loans). Section 2.11 of the Credit Agreement is hereby amended as follows:

(a) Clause (C) of Section 2.11(c)(i) is hereby amended by deleting the percentage “75%” and replacing it with the percentage “50%”.

(b) Paragraph (e) of Section 2.11 is hereby amended by adding the text “(i)” immediately following the text “(e)”.

(c) Paragraph (e) of Section 2.11 is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“(ii) In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, subject to clause (iii) below, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche B Term Borrowings, Tranche C Term Borrowings and Tranche D Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class. (iii) Notwithstanding anything contained in clause (ii) of this Section, in the event that any optional or mandatory prepayment is to be made by the Borrower from the Net Proceeds received (x) by or on behalf of Holdings, the Borrower or any Subsidiary in respect of the issuance of any Equity Interests or (y) by the incurrence of the Additional Term Loan Facility, such prepayment shall be (A) applied to reduce the scheduled repayments of the Term Borrowings pursuant to their amortization schedules contained in Section 2.10 (as then in effect) in chronological order (without regard to Class) and (B) allocated among the different Classes of Term Borrowings so that such chronological order of application is achieved. In the event the allocation of such prepayment made by the Borrower pursuant to this clause (iii) results in a portion of such prepayment being insufficient to prepay all the scheduled repayments of the different Classes of Term Borrowings due on the same date, then the Borrower shall allocate on a pro rata basis such portion to all the scheduled repayments due on that date.”

SECTION 5. Consent to Additional Facilities. The Lenders party hereto hereby consent to amendments to the Loan Documents (the “Loan Document Amendments”) in order to provide for the addition of (i) a new revolving credit facility under the Credit Agreement (the “New Revolving Facility”) which shall replace the existing revolving credit facility under the Credit Agreement (the “Existing Revolving Facility”) and (ii) additional term loans under the Credit Facility (the “Additional Term Loan Facility” and, together with the New Revolving Facility, the “Additional Facilities”), the Net Proceeds of which shall be used to refinance existing Indebtedness under the Credit Agreement.

The Administrative Agent is hereby authorized to effect the Loan Document Amendments with the relevant Loan Parties without necessity of any further consent or approval of any existing Lenders; provided that (i) upon the effectiveness of the Loan Document Amendments, no Default shall exist, (ii) at the time that such Loans are made under the New Revolving Facility or Additional Term Loan Facility, as the case may be (and after giving effect thereto), no Default shall exist and (iii) the Additional Facilities satisfy the requirements of the following paragraph.

The New Revolving Facility shall have terms substantially similar to the Existing Revolving Facility and shall rank pari passu in right of payment and of security with the other credit facilities under the Credit Agreement; provided that the New Revolving Facility (i) shall have a maturity date not prior to August 4, 2006, (ii) shall be in an aggregate principal amount not greater than $62.5 million and not less than $25.0 million and (iii) may provide for a multicurrency feature in connection with the issuance of letters of credit. The Additional Term Loan Facility (i) shall have terms substantially similar to the Tranche D Term Loans, (ii) shall rank pari passu in right of payment and of security with the other credit facilities under the Credit Agreement and (iii) may be documented as a separate Class of Term Loans or as additional Tranche D Term Loans. To the extent the Additional Term Loan Facility is documented as a separate Class of Term Loans, then it (i) shall not mature earlier than the Tranche D Maturity Date, (ii) shall not have a weighted average life that is shorter than that of the Tranche D Term Loans, (iii) shall not accrue interest at a rate or rates in excess of the interest rates applicable to the Tranche D Term Loans but may be issued with original issue discount, (iv) except as set forth above, shall be treated substantially the same as (and in any event no more favorably than) the Tranche D Term Loans (in each case, including with respect to optional and mandatory prepayments).

No Lender shall be obligated to provide any Loans under the New Revolving Facility or the Additional Term Loan Facility, as the case may be, unless it so agrees.

SECTION 6. Consent and Waiver. (a) The Lenders party hereto hereby consent to the application of the prepayments as described in paragraph (c) of Section 9 hereto and waive any provision under the Credit Agreement that requires the Borrower to give prior written notice of any such prepayments contemplated by such paragraph.

(b) The Lenders party hereto hereby waive any noncompliance with Section 5.01(c) with respect to the certificate delivered by Holdings pursuant thereto in respect of the fiscal quarter ended July 4, 2003 to the extent such certificate includes a calculation of Consolidated EBITDA based on the definition thereof as amended hereby.

SECTION 7. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:00 p.m., New York City time, on September 8, 2003, an amendment fee in an amount equal to 0.25% of the sum of such Lender’s Revolving Commitment and outstanding Term Loans after giving effect to this Amendment (including the termination of Revolving Commitments and prepayment of Loans on the Amendment Date), but without giving effect to the Additional Facility or the New Revolving Facility; provided that such fee shall not be payable unless and until this Amendment becomes effective as provided in Section 9 hereto.

SECTION 8. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment, each of the representations and warranties of Holdings and the Borrower set forth in the Loan Documents is true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 9. Conditions to Effectivenes. This Amendment (including the waivers and consents set forth herein) shall become effective on the date (which date shall not be later than 90 days after the date first written above)(the “Amendment Date”) that each of the following conditions are satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Amendment Lenders.

(b) All fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement and (in the case of expenses to be reimbursed, including fees, charges and disbursements of counsel or other advisors) invoiced in writing to the Borrower on or prior to the date that is two business days prior to the Amendment Date, shall have been paid or reimbursed, as applicable (including all fees and disbursements of counsel previously invoiced).

(c) Holdings and/or the Borrower shall have obtained a minimum of $150,000,000 in gross cash proceeds from some combination of (i) a public offering of common stock of Holdings (the “Common Stock Offering”) and (ii) the borrowing of the Additional Term Loan Facility (such combination of which shall include no less than $100,000,000 in Net Proceeds from the Common Stock Offering). The Borrower shall have terminated the existing revolving commitments under the Credit Agreement and shall have applied 100% of the Net Proceeds from the Common Stock Offering and the borrowing of the Additional Term Loan Facility (A) first to prepay all outstanding Revolving Loans, Tranche A Terms and Tranche R Term Loans and (B) to the extent of the excess, to prepay all remaining Term Borrowings as provided in Section 2.11(e) of the Credit Agreement as amended hereby.

(d) The closing of the New Revolving Facility shall have occurred.

SECTION 10. Credit Agreement. Except as specifically waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the Amendment Date, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 11. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 12. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 13. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 14. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by	/s/ EDMOND DEFOREST

Name: Edmond DeForest Title: Vice President

SIGNATURE PAGE TO AMENDMENT, WAIVER AND CONSENT DATED AS OF SEPTEMBER 8, 2003

To Approve Amendment,

Waiver and Consent:

GALAXY CLO 1999-1 Ltd.

Name and Institution	By:	AIG GLOBAL INVESTMENT CORP.
Its Collateral Manager

	by	/s/ THOMAS G. BRANDT
Name: Thomas G. Brandt Title: Vice President

[Not included in this filing are numerous signature pages for the numerous banks that are Lenders under the Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ON SEMICONDUCTOR CORPORATION,

by	/s/ DONALD A. COLVIN
Name: Donald A. Colvin Title: Senior Vice President and Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

by	/s/ DONALD A. COLVIN
Name: Donald A. Colvin Title: Senior Vice President and Chief Financial Officer